UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 27, 2006
Stanley-Martin Communities, LLC
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

333-130488	03-0410135
(Commission File Number)	(I.R.S. Employer Identification No.)

11111 Sunset Hills Road, Suite 200	20190
(Address of Principal Executive Offices)	(Zip Code)
(703) 964-5000
(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01. Entry into a Material Definitive Agreement.
     On November 27, 2006, certain definitions and the calculation of certain covenants under our senior secured credit facility, which provides financing of up to $150.0 million, consisting of a revolving credit facility and includes borrowing capacity available to our subsidiary Neighborhoods Capital, LLC and certain of its subsidiaries, for letters of credit, were modified to include any impairment adjustments as a modification of net income in determining EBITDA and to clarify that the covenants of the debt instrument apply to Neighborhood Capital, LLC. The senior secured credit facility is provided by a syndicate of banks, financial institutions and other entities led by Wachovia Bank, National Association, as agent for the lenders, lender and issuing lender, and Wachovia Capital Markets, LLC as lead arranger.
     A copy of the modification is attached as an exhibit under Item 9.01(d) of this report.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.
10.1 The Fourth Modification Agreement by and among Neighborhood Capital, LLC and Wachovia Bank, National Association dated November 27, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANLEY-MARTIN COMMUNITIES, LLC

Date: November 30, 2006	By:	/s/ Michael I. Roman

Michael I. Roman
Chief Financial Officer